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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITOR


         We consent to the incorporation by reference in the Registration Statement on Form S-8 and related Prospectus pertaining to various stock option Plan of Stage II Apparel Corp. of our report dated February 27, 2001, relating to the 2000 and 1999 consolidated financial statements of Stage II Apparel Corp., which report appears in the Annual Report on Form 10-K of Stage II Apparel Corp. for the year ended December 31, 2000.





                                            MAHONEY COHEN & COMPANY, CPA, P.C.


New York, New York
December 27, 2001